UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2017

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2017, Salvatore Guccione, President and Chief Executive Officer of Aceto Corporation (the “Company”), notified the Company of his decision to resign from the Company’s Board of Directors (the “Board”) effective immediately, and the Board met and accepted his resignation.  In addition, on September 27, 2017, Mr. Guccione and the Company mutually agreed that he would resign from his positions as President and Chief Executive Officer of the Company effective as of September 27, 2017.  There were no disagreements between the Company and Mr. Guccione on any matter relating to the Company’s operations, policies or practices.

On September 27, 2017, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Guccione confirming the final terms of his departure from the Company. Set forth below is a description of the terms of the Separation Agreement that the Company deems to be material:

•	Mr. Guccione agreed to waive any termination notice requirements under his Employment Agreement, effective as of January 1, 2015 (the “Employment Agreement”).

•	The Company agreed to pay to Mr. Guccione as severance the amount provided for severance under his Employment Agreement, equal to twenty-four (24) months of base salary ($1,271,260 in the aggregate) and a lump sum cash payment equal to the amount of Mr. Guccione’s performance awards for the prior two years ($677,657 in the aggregate).

•	The Company also agreed to provide for the acceleration, in the manner set forth in the Employment Agreement, of the vesting of all outstanding unvested stock options, restricted stock units and restricted stock awards the Company previously granted to Mr. Guccione.

•	The Separation Agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, non-disparagement and cooperation provisions, as well as a general release of claims against the Company.

The foregoing description of Mr. Guccione’s Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On September 27, 2017, the Board appointed William C. Kennally, III, age 61, President and Chief Executive Officer of the Company effective as of October 2, 2017. Mr. Kennally will continue to serve in his role as a member of the Board but will no longer serve as a member of the Compensation Committee of the Board, inasmuch as he will no longer be an independent director.

Mr. Kennally retired from Pfizer in 2015 after 37 years of service, most recently as Regional President North America, Global Established Pharma Division from 2014 to 2015 and Regional President North America, Global Established Products from 2010 to 2014. Both roles involved leading three separate and distinct brand businesses and two generic businesses. From 2001 to 2009, Mr. Kennally was President of Greenstone, LLC, a generic and authorized generic pharmaceutical supplier which became a wholly owned subsidiary of Pfizer, Inc. after Pfizer’s acquisition of Pharmacia. Mr. Kennally started his professional career in Sales with the Upjohn Company, which was later acquired by Pharmacia, and followed a Pharmaceutical Sales Career pathway that included front line management and a corporate office position as Sales Incentive Compensation Manager. Mr. Kennally graduated from St. Anselm College with a B.S. in Criminal Justice. Mr. Kennally joined the Company’s Board in September 2016.

In connection with Mr. Kennally’s appointment as the Company’s President and Chief Executive Officer, the Company has agreed with him on the following compensation arrangements:

•	Mr. Kennally’s initial base salary will be $650,000 per annum.

•	During his employment, Mr. Kennally will be eligible to participate in the Company’s annual performance award program as in effect from time to time. Mr. Kennally’s target performance award will be 100% of base salary, pro-rated for the remainder of the fiscal year ending June 30, 2018. The achievement of the performance award for each fiscal year, if any, will be based on Company performance and Mr. Kennally’s performance for the relevant year.

•	In accordance with the terms of the Aceto Corporation 2015 Equity Participation Plan, for the fiscal year ending June 30, 2018, Mr. Kennally will be awarded (i) 60,000 shares of the Company’s restricted common stock, par value $0.01 per share, vesting in equal annual installments over a thirty-five month period, and (ii) 35,000 restricted stock units subject to vesting based on achievement of performance metrics over the thirty-five month period following the date of grant.

•	During his employment, upon satisfying certain applicable eligibility conditions, Mr. Kennally will be entitled to participate in a benefit package generally available to the Company’s executives, consisting of health insurance, life insurance, participation in a 401(k) plan, a Supplemental Executive Retirement Plan and a Flex Spending Plan, and the use of a Company automobile in accordance with the Company’s automobile policy.

A change in control agreement for Mr. Kennally, containing “double trigger” change in control severance protections and an enhanced severance letter, providing Mr. Kennally with fifteen months’ base salary as severance following his termination without cause prior to a change in control of the Company, each on substantially the same terms as those in effect for the Company’s other senior executives, are currently being negotiated.

A press release related to this matter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated as of September 27, 2017, by and between Aceto Corporation and Salvatore Guccione
99.1	Press Release issued by Aceto Corporation, dated September 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: September 27, 2017	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Exhibits.

10.1	Separation and General Release Agreement, dated as of September 27, 2017, by and between Aceto Corporation and Salvatore Guccione
99.1	Press Release issued by Aceto Corporation, dated September 27, 2017